EXHIBIT 10.2
VULCAN MATERIALS COMPANY 2025 OMNIBUS LONG-TERM INCENTIVE PLAN NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT TERMS AND CONDITIONS / [________ __, 20__]
THIS AGREEMENT (the “Agreement”), dated as of the Grant Date, which is the date set forth on page one of this Agreement, is between Vulcan Materials Company (the “Company”) and the Participant, as designated on page one of this Agreement. This Agreement sets forth the terms of the grant described in Section 2 below.
RECITALS:
The Company adopted the 2025 Omnibus Long-Term Incentive Plan (as it may be amended and/or restated, the “Plan”) in order to provide for a wide array of stock-based and other long-term incentives for eligible participants. The Compensation and Human Capital Committee of the Board (the “Administrator”) hereby grants Restricted Stock Units (the “RSUs”) to the Participant, in accordance with the requirements of the Plan to carry out the purposes of the Plan. In consideration of being awarded the RSUs, the Participant agrees with the Company as follows:
1.Definitions. All defined terms contained in the Plan are hereby incorporated by reference, except to the extent that any term is specifically defined in this Agreement.
2.Grant of Restricted Stock Units; Vesting; Dividend Equivalents.
a.Grant. Subject to the terms and conditions of the Plan, this Agreement, and any applicable deferral election form executed by the Participant, the Administrator hereby grants to the Participant the number of RSUs designated on page one of this Agreement. The RSUs represent an unfunded and unsecured obligation of the Company to issue the same number of shares of Common Stock (the “Shares”) in accordance with Section 3 as RSUs granted pursuant to this Section 2(a), or accrued pursuant to Section 2(c), under this Agreement. As of the Grant Date, an account is established for the Participant (the “Deferral Account”), and is credited with the number of RSUs shown on page one. No Shares have been transferred or set aside, or will be transferred or set aside, from the general creditors of the Company to fund this award. The Participant has no right to vote or (except as otherwise provided in Section 2(c) below with respect to Dividend Equivalents) receive dividends on the Shares represented by the RSUs until the Shares have been issued, as explained below.
b.Vesting. The Participant’s RSUs will vest on the first to occur of (i) the one year anniversary of the Grant Date or (ii) the date of the next annual meeting following the shareholders meeting at which non-employee Directors were elected or appointed to the Board, so long as the period between the date of the annual meeting of the Company’s shareholders related to the Grant Date and the date of the next annual meeting of the Company’s shareholders is not less than 50 weeks.
c.Dividend Equivalents. During the period from the Grant Date to the issuance of Shares in accordance with Section 3 (the “Deferral Period”), the Participant’s Deferral Account will be credited with dividend equivalents equal to the dividends paid on the number of Shares represented by the RSUs during the Deferral Period (“Dividend Equivalents”). The Dividend Equivalents will be converted to additional RSUs by dividing the Dividend Equivalents by the Fair Market Value of one Share on the date the dividend is paid. In the case of dividends paid in property, the amount credited will be based on the fair market value of the property on the date the dividend is paid. Any such RSUs credited to the Deferral Account under this Section 2(c) will be subject to the same vesting and distribution restrictions and other terms of this Agreement as the RSUs giving rise to the Dividend Equivalents.
3.Payment of Restricted Stock Units. The issuance of Shares in settlement of the Participant’s rights under this Agreement will be made in a lump sum payment of whole shares with any fractional shares paid in cash during whichever of the following periods ends first:
a.within 75 days of vesting, unless the Participant has an executed Deferral Election in place, then in accordance with the deferral election provisions in Section 4;
b.within 75 days of the date of the Participant’s death or disability, as defined under Code Section 409A (“Disability”), provided that the Participant does not have the right to designate the taxable year of the payment; and
c.within 75 days of the date of a change of control of the Company, as defined under Code Section 409A, provided that the Participant does not have the right to designate the taxable year of the payment.
4.Deferral Elections.
a.Prior Year Elections. In a calendar year prior to the year of the Grant Date, the Participant may elect to defer the issuance of Shares and Dividend Equivalents in settlement of the Participant’s rights under this Agreement beyond the period established in Section 3(a) in accordance with subsection 4(b).

Exhibit 10.2

b.Deferral Options. Pursuant to an election under subsection 4(a), the Participant may elect to receive settlement in approximately equal annual installments over a period of between 2 and 10 years beginning during the period established in Section 3(a), provided payment is not made under Section 3(b) or Section 3(c). The amount of each installment payment will be determined by dividing the number of RSUs in the Participant’s Deferral Account on the payment date by the number of installments remaining (for example, the number of shares in the first of five installment payments will equal the number of RSUs on the payment date divided by five, and the number of shares in the second of five installments will equal the number of RSUs on the second payment date divided by four). An election made under this Section 4 will be irrevocable and must be made by executing and submitting the appropriate election form to the Administrator. Each installment payment shall be treated as a separate payment for purposes of Code Section 409A.
c.Death, Disability or Change of Control During Settlement Period. Upon the Participant’s death or Disability or upon a change of control of the Company, as defined under Code Section 409A, during the settlement period, issuance of any remaining Shares in settlement of the Participant’s rights under this Agreement will be made in a lump sum payment during the period specified in Section 3(b), in the case of death or Disability, or during the period specified in Section 3(c), in the case of a change of control.
5.Additional Provisions.
a.No Right to Continued Service; No Right to Further Awards. Nothing in the Plan or the Agreement gives the Participant any right to continue in the service of the Company or an Affiliate or interferes in any way with the right of the Company to terminate the Participant’s service at any time. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the unvested portion of the Award (if any) will terminate on the Participant’s Termination Date. The grant of the Award does not create any obligation to grant further awards.
b.Notices. Any notice necessary under the Agreement should be addressed to the Company in care of its Chief Human Resources Officer at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may hereafter designate in writing to the other. Any such notice will be deemed effective upon receipt thereof by the addressee.
c.Tax Consequences. The Participant acknowledges that he or she is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the RSUs (including but not limited to any income or excise taxes and penalties arising under Code Section 409A), and the Company shall not have any obligation to indemnify, gross up or otherwise hold the Participant or any other person harmless from any or all such taxes. The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income or excise tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares or other benefits subject to the Award and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.
d.Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Award and the Participant’s rights are subject to the Plan, as the Plan may be amended. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict between any term or provision in the Agreement and a term or provision of the Plan, the Plan terms will govern, unless the Administrator determines otherwise.
e.Amendment; Waiver; Superseding Effect. This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant will not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant waives any rights or claims related to any such statements, representations or agreements.
f.Recoupment and Forfeiture. As a condition to receiving the RSUs, the Participant agrees that he or she will abide by and be subject to the Company’s Clawback Polic(ies), Stock Ownership and Equity Retention Polic(ies) and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant will be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under this Agreement, any other agreement or arrangement and/or Applicable Law. By participating in the Plan, the Participant is deemed to have consented to the provisions of the Plan.

Exhibit 10.2

g.Administrator Discretion. The Administrator has full authority and discretion with respect to the RSUs and this Agreement to the extent provided in the Plan.
h.Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be governed by and in accordance with the laws of the State of New Jersey, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. Any and all disputes between a Participant or person claiming through him or her and the Company or any Affiliate relating to the Plan or the RSUs shall be brought only in the state courts located in Birmingham, Alabama, or the United States District Court for the Northern District of Alabama, as appropriate.

Exhibit 10.2